UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2006
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On July 26, 2006, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the second quarter ended July 1, 2006. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 July 26, 2006.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


July 26, 2006                    TOOTSIE ROLL INDUSTRIES, INC.

                            By:  /s/G. Howard Ember, Jr.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No.               Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated July 26, 2006.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Wednesday, July 26, 2006

CHICAGO, ILLINOIS - July 26, 2006 - Melvin J. Gordon, Chairman,
Tootsie Roll Industries, Inc. reported second quarter and first half 2006 sales and earnings.

Second quarter 2006 sales were $94,944,000 compared to $103,627,000 in second quarter 2005, a decrease of $8,683,000 or 8%. Second quarter 2006 net earnings were $12,858,000 compared to $13,731,000 in second quarter 2005, and earnings per share were $.24 and $.25 in second quarter 2006 and 2005, respectively, a decrease of $.01 per share or 4%.

First half 2006 sales were $198,766,000 compared to $201,552,000 in first half 2005, a decrease of $2,786,000 or 1%. First half 2006 net earnings were $25,220,000 compared to $26,237,000 in first half 2005, and earnings per share were $.46 and $.48 in first half 2006 and 2005, respectively, a decrease of $.02 per share or 4%.

Mr. Gordon said, "The second quarter and first half 2006 sales decline reflects a number of factors. These include transitional changes in package size, weight and price, inventory adjustments made by certain national account customers, the timing of shipments in the comparative periods, a late Easter which adversely impacted the Company's spring-summer promotion period, and the conclusion of a contract to manufacture product under a private label for third party."

"Second quarter and first half 2006 results were adversely affected by significantly higher input costs relating to major ingredients, energy, and freight and delivery. Additional marketing expenses associated with the transition to new pack sizes and government mandated labeling changes, as well as higher plant maintenance expenses, also adversely impacted second quarter and first half 2006 results. Although the Company took actions and implemented programs, including price increases, with the objective to recover higher input costs, these actions, coupled with the effects of the above-discussed transitional expenses and lower sales, did not result in the restoration of margins and profits in second quarter and first half 2006. However, second quarter 2006 results were aided by lower interest expense, increased investment income, a gain of the sale of marketable securities, and a lower effective tax rate. The Company's per share earnings also benefited from common stock purchases in the open market in 2005 and 2006 and resulting fewer shares outstanding."



TOOTSIE ROLL INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED
JULY 1, 2006  &  JULY 2, 2005

                                    SECOND QUARTER ENDED
                                    2006            2005

Net Sales                    $   94,944,000    $ 103,627,000

Net Earnings                 $   12,858,000    $  13,731,000

* Earnings Per Share               $ .24            $ .25

* Average Shares Outstanding     54,338,000       55,114,000



                                      SIX MONTHS ENDED
                                    2006            2005

Net Sales                    $  198,766,000    $ 201,552,000

Net Earnings                 $   25,220,000    $  26,237,000

* Earnings Per Share               $ .46            $ .48

* Average Shares Outstanding     54,511,000       55,218,000

* Based on average shares outstanding adjusted for 3% stock dividends distributed April 13, 2006 and April 14, 2005.